EXHIBIT 99.1

                          Audited Financial Statements

                               Altura Energy Ltd.
                          (a Texas Limited Partnership)


                        Years ended December 31, 1999 and
        1998 and for the period from March 1, 1997 (initial contribution)
                              to December 31, 1997
                       with Report of Independent Auditors

                               ALTURA ENERGY LTD.

                              FINANCIAL STATEMENTS

                                    CONTENTS

Report of Independent Auditors...............................................  1

Audited Financial Statements

Balance Sheets...............................................................  2
Statements of Income.........................................................  3
Statements of Changes in Partners' Capital...................................  4
Statements of Cash Flows.....................................................  5
Notes to Financial Statements................................................  6

                         REPORT OF INDEPENDENT AUDITORS

To the Managers Committee of Altura Energy LLC,
General Partner of Altura Energy Ltd.

We have audited the accompanying balance sheets of Altura Energy Ltd. (the "Partnership") as of December 31, 1999, 1998 and 1997, and the related statements of income, partners' capital and cash flows for the years ended December 31, 1999 and 1998 and for period from March 1, 1997 (initial contribution) to December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altura Energy Ltd. as of December 31, 1999 and 1998, and the results of its operations, its partners' capital and its cash flows for the years ended December 31, 1999, 1998 and 1997 and for the period from March 1, 1997 (initial contribution) to December 31, 1997, in conformity with generally accepted accounting principles.

                                                ERNST & YOUNG LLP
February 17, 2000

                               ALTURA ENERGY LTD.
                                 Balance Sheets
                                 (In Thousands)

                                                                     December 31,
                                                    1999                 1998                1997
                                            ---------------------------------------------------------------
ASSETS
Current assets:

   Cash and cash equivalents                   $        3,772       $        3,804      $        4,803
   Advances to Limited Partner affiliates
      (Note 4):
         BP Amoco affiliates                           28,025               47,545             140,496
         Shell affiliates                              16,452               27,472              79,814
   Accounts receivable:
      BP Amoco affiliates, net (Note 4)                86,042               11,969                   -
      Trade                                            45,287               48,750              59,403
   Other                                                3,917                7,478              29,877
                                            ---------------------------------------------------------------
              Total current assets                    183,495              147,018             314,393

Property and equipment based on the
   successful efforts method
   of accounting for oil and gas
   properties, net (Notes 2 and 3)                  2,038,882            2,129,397           2,265,665
                                            ---------------------------------------------------------------
Total assets                                   $    2,222,377       $    2,276,415      $    2,580,058
                                            ===============================================================

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:

   Accounts payable and accrued expenses       $      141,780       $      103,990      $      174,490
   BP Amoco affiliates, net (Note 4)                        -                    -              46,295
                                            ---------------------------------------------------------------
              Total current liabilities               141,780              103,990             220,785

Dismantlement, restoration and abandonment             90,885               88,551              93,235
   (Note 2)

Other noncurrent liabilities                            1,517                6,718               3,006

                                            ---------------------------------------------------------------
              Total liabilities                       234,182              199,259             317,026

Commitments and contingencies (Note 6)                      -                    -                   -

Partners' capital                                   1,988,195            2,077,156           2,263,032
                                            ---------------------------------------------------------------
Total liabilities and partners' capital        $    2,222,377       $    2,276,415      $    2,580,058
                                            ===============================================================

                 See accompanying notes to financial statements

                               ALTURA ENERGY LTD.
                              Statements of Income
                                 (In Thousands)

                                                                                           Period from
                                                                                          March 1, 1997
                                                                                             (initial
                                                                 Years ended             contribution) to
                                                        December 31,     December 31,      December 31,
                                                            1999             1998              1997
                                                     ------------------------------------------------------
Revenues:
   Oil and gas revenues (Notes 2 and 4)                   $  843,231        $  681,890       $  754,411
   Other                                                       1,481            23,278           33,466
                                                     ------------------------------------------------------
                                                             844,712           705,168          787,877

Costs and expenses:
   Lease operating                                           256,404           287,555          178,005
   Selling and administrative                                 42,340            52,125           32,417
   Production and other taxes                                 64,555            67,166           64,820
   Exploration                                                   940               874            3,585
   Depletion, depreciation and amortization                  145,243           159,622          140,635
   Interest                                                      317               483              566
                                                     ------------------------------------------------------
                                                             509,799           567,825          420,028

                                                     ------------------------------------------------------
Income to Partners                                        $  334,913        $  137,343       $  367,849
                                                     ======================================================

Income to Limited Partners                                $  328,215        $  134,596       $  360,993
Income to General Partner                                 $    6,698        $    2,747       $    6,856

                 See accompanying notes to financial statements

                               ALTURA ENERGY LTD.
                   Statements of Changes in Partners' Capital
                                 (In Thousands)

                                                                          Altura LLC,
                                                      Limited Partners  General Partner       Total
                                                     ------------------------------------------------------

Balance at March 1, 1997 (Initial Contribution)        $   2,190,400     $      46,600    $   2,237,000

   Net Income                                                360,993             6,856          367,849

   Contributions                                              35,333             4,370           39,703

   Distributions                                            (373,890)           (7,630)        (381,520)
                                                     ------------------------------------------------------

Balance at December 31, 1997                               2,212,836            50,196        2,263,032

   Net Income                                                134,596             2,747          137,343

   Contributions                                               7,711            29,871           37,582

   Distributions                                            (353,905)           (6,896)        (360,801)
                                                     ------------------------------------------------------

Balance at December 31, 1998                               2,001,238            75,918        2,077,156

   Net Income                                                328,215             6,698          334,913

   Contributions                                                   -            29,763           29,763

   Distributions                                            (444,564)           (9,073)        (453,637)
                                                     ------------------------------------------------------

Balance at December 31, 1999                           $   1,884,889     $     103,306    $   1,988,195
                                                     ======================================================

                 See accompanying notes to financial statements

                               ALTURA ENERGY LTD.
                            Statements of Cash Flows
                                 (In Thousands)

                                                                                           Period from
                                                                                          March 1, 1997
                                                                                             (initial
                                                                 Years ended             contribution) to
                                                        December 31,     December 31,      December 31,
                                                            1999             1998              1997
                                                     ------------------------------------------------------
OPERATING ACTIVITIES

Net income                                             $     334,913     $     137,343    $     367,849
Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depletion, depreciation and amortization               145,243           159,622          140,635
      Gain on disposal of assets                                   -           (13,359)         (24,100)
      Noncash carbon dioxide contributions                    18,503            22,109            4,370
      Noncash selling and administrative in-kind
         contributions                                             -             7,711           19,322
      Exploration expense                                        940               874            3,585
      Changes in operating assets and liabilities:
         Accounts receivable                                 (70,610)           (1,316)         (59,403)
         Other current assets                                  3,561            22,399          (29,877)
         Accounts payable and other accrued expenses          37,790          (116,795)         220,785
         Other noncurrent liabilities                         (2,867)             (972)           3,241
                                                     ------------------------------------------------------
            Net cash provided by operating activities        467,473           217,616          646,407

INVESTING ACTIVITIES

Additions to property and equipment                          (44,408)          (94,890)        (112,601)
Proceeds from sale of fixed assets                                 -            91,783           26,815
                                                     ------------------------------------------------------
            Net cash used in investing activities            (44,408)           (3,107)         (85,786)

FINANCING ACTIVITIES

Advances to limited partners                                  30,540           145,293         (220,310)
Distributions to Partners                                   (453,637)         (360,801)        (381,519)
Contributions                                                      -                 -           46,011
                                                     ------------------------------------------------------
            Net cash used in financing activities           (423,097)         (215,508)        (555,818)

(Decrease) increase in cash and cash equivalents                 (32)             (999)           4,803
Cash and cash equivalents at beginning of year                 3,804             4,803                -
                                                     ------------------------------------------------------
Cash and cash equivalents at end of year               $       3,772     $       3,804    $       4,803
                                                     ======================================================

Supplemental disclosure of cash flow information:

   Partner carbon dioxide in-kind contributions        $      29,763     $      29,871    $       4,370
   Partner selling and administrative in-kind
      contributions                                    $           -     $       7,711    $      19,322
   Non cash contribution of assets                     $           -     $           -    $   2,207,000

                 See accompanying notes to financial statements

                               ALTURA ENERGY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Altura Energy Ltd. (the "Partnership") is a Texas limited partnership formed pursuant to the Agreement of the Limited Partnership of Altura Energy LLC, a Delaware limited liability company, as General Partner, and Amoco X.T. Company, Amoco Y.T. Company, Shell Land & Energy Company, Shell Western E&P LP, Shell Onshore Ventures, Inc., Shell K2, Inc., and Shell Everest, Inc., each as a Limited Partner. The term of the Partnership expires on February 28, 2007. Herein the Amoco entities are referred to collectively as "BP Amoco" and the Shell entities are referred to as "Shell." The Partnership was formed to effect the combination of oil and gas exploration and production activities in the Permian Basin area of west Texas and southeast New Mexico of BP Amoco and Shell. The ownership interests and profit interests of the partners in the Partnership are as follows:

         Altura Energy LLC                           General Partner                   2.0000%
         Amoco X.T. Company                          Limited Partner                  46.1171%
         Amoco Y.T. Company                          Limited Partner                  16.5196%
         Shell Land & Energy Company                 Limited Partner                    .4650%
         Shell Onshore Ventures, Inc.                Limited Partner                   1.2527%
         Shell K2, Inc.                              Limited Partner                  15.7959%
         Shell Everest, Inc.                         Limited Partner                  14.1895%
         Shell Western E&P LP                        Limited Partner                   3.6602%
                                                                                   -----------
                                                                                     100.0000%

The General Partner, Altura Energy LLC, is a Delaware limited liability company. The ownership interests, voting interests, and profits interests of its members are as follows:

         Amoco D.T. Company                        63.9150%
         Shell Western E&P LP                      36.0850%

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents

The Partnership considers cash equivalents to consist of highly liquid investments which are readily convertible to cash and have original maturities of three months or less.

FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, as amended by FASB Statement No. 137, establishes accounting and reporting standards for derivative instruments and hedging activities. Effective January 1, 2001, it will require the Partnership to recognize all derivatives as either assets or liabilities and to measure those instruments at fair value in its balance sheet. A derivative meeting certain conditions may be designated as a hedge of a specific exposure. Accounting for changes in a derivative's fair value will depend on the intended use of the derivative and the resulting designation. Any transition adjustments resulting from adopting this statement will be reported in net income or other comprehensive income, as appropriate, as the cumulative effect of a change in accounting principle. The Partnership has not yet determined the effect that SFAS 133 will have on its future financial statements or the amount of the cumulative adjustment, if any, that will be made upon adopting this new standard. The Partnership does not anticipate the early adoption of SFAS 133.

Oil and Gas Properties

The Partnership follows the successful efforts method of accounting for oil and gas exploration, development, and producing activities. Costs of property acquisitions, successful exploratory wells, all development costs, and support equipment and facilities are capitalized. Unsuccessful exploratory wells are expensed when determined to be nonproductive. Production costs, overhead and all exploration costs other than successful exploratory drilling are charged against income as incurred.

Generally, depreciation of plant and equipment, other than oil and gas facilities, is computed on a straight-line basis over the estimated economic lives of the facilities, which for gas plants approximate 20 years. Depletion of the cost of producing oil and gas properties, amortization of related intangible drilling and development costs, including capitalized carbon dioxide, and depreciation of tangible lease and well equipment are recognized using the units-of-production method.

The Partnership accrues estimated future costs to plug and abandon wells under the units-of-production method. The charge is reflected in the accompanying statements of income as part of depreciation, depletion and amortization expense, while the liability is reflected in the accompanying balance sheets in dismantlement, restoration and abandonment.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long Lived Assets

In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Partnership reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. In this circumstance, the Partnership recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Environmental Liabilities

The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Relative to its producing assets, the Partnership accrues environmental liabilities on a units-of-production method over the life of the producing asset. As of December 31, 1999, 1998 and 1997, the Partnership had accrued $28 million, $27 million, and $26 million, respectively, in connection with these environmental obligations. The related expenditures will be incurred following abandonment of the property.

Under the terms of the Assumption and Indemnification Agreement, the limited partners have indemnified the Partnership for the environmental remediation obligation of specifically identified sites, as well as environmental conditions existing at generic sites such as gas plants, field locations, and offsite disposal sites. Partnership management believes that substantially all environmental remediation obligations, that may arise relative to the contributed properties, are subject to the Assumption and Indemnification Agreement. For any environmental remediation obligations that are not indemnified, liabilities are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability are fixed or reliably determinable. The Partnership believes that the costs for compliance with current environmental laws and regulations have not had and will not have a material effect on the Partnership's financial position or results of operations.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk

Financial instruments which subject the Partnership to concentrations of credit risk consist principally of trade receivables. A significant portion of the Partnership's trade receivables relate to customers in the oil and gas industry, and, as such, the Partnership is directly affected by the economy of that industry. However, the credit risk associated with trade receivables is minimized since the Partnership's primary customers are its Partners and related affiliates. The Partnership has established ongoing procedures to monitor the creditworthiness of customers but generally requires no collateral. Historically, the Partnership has not experienced significant losses on trade receivables.

Revenue Recognition

The Partnership uses the sales method of accounting for crude oil and natural gas revenues. Under this method, revenue is recorded on the basis of oil and gas actually sold by the Partnership. The Partnership records revenue for its share of gas sold by other owners that cannot be balanced in the future due to insufficient remaining reserves. The Partnership also reduces revenue for gas sold by the Partnership that cannot be balanced in the future due to insufficient remaining reserves.

Income Taxes

The financial statements reflect no provision for U.S. federal and state income taxes since such taxes are the liabilities of the Partners.

NOTE 3 - PROPERTY AND EQUIPMENT

Major property classifications as of December 31, 1999 and 1998 are as follows (in thousands):

                                                            1999             1998              1997
                                                     ------------------------------------------------------
Proved properties                                      $     6,255,722   $     6,190,951  $     6,213,370
Unproved properties                                             24,105            21,137           20,626
Support equipment and facilities                                66,771            52,132           44,671
                                                     ------------------------------------------------------
                                                             6,346,598         6,264,220        6,278,667
Less accumulated depletion, depreciation and
   amortization                                             (4,307,716)       (4,134,823)      (4,013,002)
                                                     ------------------------------------------------------
                                                       $     2,038,882   $     2,129,397  $     2,265,665
                                                     ======================================================

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Partnership has entered into various agreements with its Partners and related affiliates to sell crude oil, natural gas and related products, as well as to purchase carbon dioxide (see Note 6 - Commitments and Contingencies).

The Partnership sells substantially all crude oil production to an affiliate of BP Amoco at posted prices under an agreement with an initial term expiring March 2007.

The Partnership advances cash to Limited Partner affiliates prior to remitting the funds via a formal cash distribution each quarter as provided by the Revolving Credit and Cash Management Agreement executed with Shell and BP Amoco, respectively. These advances are included in advances to Partners and bear interest at the rate of LIBOR less one-half of one percent (.50%).

The General Partner contributions represent in-kind contributions of carbon dioxide at a price estimated to be the fair value by Partnership management.

The Limited Partner contributed accounting and administrative services to the Partnership in 1998 and 1997 that were valued based on the actual costs incurred.

Following is a list of significant related party amounts that are not separately identified in the financial statements (in thousands):

                                                           BP Amoco           Shell
                                                      -------------------------------------
       Year 1999
Oil and gas revenues                                      $   718,650       $    23,402
Accounting services                                       $    12,000       $         -
       Year 1998
Oil and gas revenues                                      $   643,643       $         -
Accounting services                                       $    11,700       $         -
       Year 1997
Oil and gas revenues                                      $   660,810       $         -

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - BENEFIT PLANS

The Partnership provides pension and post employment healthcare benefits to all eligible employees and retirees. Pension benefits are based on a partnership contributed percentage of employee compensation and a stipulated interest rate. In addition, certain employees who were previously employed by affiliates of BP Amoco and Shell qualify for a pension transition benefit based on years of service and compensation during the last years of employment. Contributions to the pension plan are not less than the minimum funding standards set forth in the Employees Retirement Income Security Act of 1974, as amended. The portion of the funded plan's assets held in fixed-income and short-term securities and equity securities was each approximately 50% as of December 31, 1999 and 1998. The Partnership does not currently pre-fund healthcare benefit costs.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - BENEFIT PLANS (CONTINUED)

The following pension credits and funded status are based on information provided by the Partnership's actuary:

                                                               1999                     1998                     1997
                                                     ------------------------ ------------------------ ------------------------
                                                       Pension       Other      Pension       Other      Pension       Other
                                                       Benefits    Benefits     Benefits    Benefits     Benefits    Benefits
                                                     ------------------------ ------------------------ ------------------------
CHANGE IN BENEFIT OBLIGATION

Benefit obligation at beginning of the year           $  37,503   $   5,919    $  22,953   $   5,476    $  18,579   $   4,747
Service cost                                              4,577         326        4,224         341        2,534         253
Interest cost                                             2,446         398        1,716         411        1,302         297
Actuarial loss/(gain)                                    (4,728)       (992)       8,680        (306)         538         179
Benefits paid                                            (2,511)        (27)         (70)         (3)          --          --
                                                     ------------------------ ------------------------ ------------------------
Benefit obligation at end of year                        37,287       5,624       37,503       5,919       22,953       5,476

CHANGE IN PLAN ASSETS

Fair value of plan assets at beginning of year            9,376          --        4,530          --           --          --
Actual return on plan assets                                574          --          815          --           92          --
Employer contributions                                    4,826          --        4,101          --        4,438          --
Benefits paid                                            (2,511)         --          (70)         --           --          --
                                                     ------------------------ ------------------------ ------------------------
Fair value of plan assets at end of year                 12,265          --        9,376          --        4,530          --

Funded status                                           (25,022)     (5,624)     (28,127)     (5,919)     (18,423)     (5,476)
Unrecognized actuarial loss/(gain)                        1,762      (1,206)       6,339        (214)      (2,217)        180
Unrecognized prior service cost                          15,078       3,387       16,491       3,734       20,119       4,433
                                                     ------------------------ ------------------------ ------------------------
Net amount recognized                                    (8,182)     (3,443)      (5,297)     (2,399)        (521)       (863)

Weighted average assumptions as of December 31:

   Discount rate                                           8.00%       8.00%        6.75%       6.75%        7.50%       7.30%
   Expected return on plan assets                          9.00%       9.00%        9.00%       9.00%        9.00%       9.00%
   Rate of compensation increase                           5.00%         --         5.00%         --         5.00%         --

COMPONENTS OF NET PERIODIC BENEFIT COST

Service cost                                              4,577         326        4,224         341        2,534         253
Interest cost                                             2,446         399        1,716         411        1,302         297
Expected return on plan assets                             (929)         --         (480)         --         (200)         --
Amortization of prior service cost                        1,413         346        1,588         376        1,323         314
Recognized actuarial loss                                   203          --           --          --           --          --
Recognized curtailment loss                                  --          --        1,830         410           --          --
                                                     ------------------------ ------------------------ ------------------------
Net periodic benefit cost                                 7,710       1,071        8,878       1,538        4,959         864

                               ALTURA ENERGY LTD.

NOTE 5 - BENEFIT PLANS (CONTINUED)

Assumed health care cost trend rates have a significant effect on the amounts reported for the healthcare plan. A one-percentage-point change in assumed healthcare cost trend rates would have the following effects (in thousands):

                                                                1-Percentage-Point    1-Percentage-Point
                                                                     Increase              Decrease
                                                              ---------------------------------------------
Effect on total of services and interest cost components              $   119               $  (101)
Effect on the postretirement benefit obligation                       $   882               $  (754)

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases

The Partnership has various long-term operating leases extending through the year 2007. Future payments under the non-cancelable lease are as follows (in thousands):

                  2000...........................................................    $      3,176
                  2001...........................................................           2,823
                  2002...........................................................           2,765
                  2003...........................................................           2,602
                  2004...........................................................           1,189
                                                                                     ------------
                  Total..........................................................    $     12,555
                                                                                     ============

Rent expense for the years ended December 31, 1999, 1998 and the 10 months ended December 31, 1997 totaled approximately $1.5 million, $1.5 million and $1.25 million, respectively.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Long-Term Carbon Dioxide Purchase Agreements

The Partnership is obligated under several long-term carbon dioxide purchase agreements with affiliates of its Limited Partners. These agreements commit the Partnership to the purchase of approximately 215 billion cubic feet (BCF) of carbon dioxide, at index prices ranging approximately between $.50 per thousand cubic feet (MCF) and $.90 per MCF. Subject to price fluctuations, total payments under these obligations are estimated to be approximately $130 million to $180 million for January 1, 2000 through December 31, 2004. Following are the Partnership's carbon dioxide purchases from affiliates of its Limited Partners:

                                                           BP Amoco           Shell
                                                      -------------------------------------
Carbon dioxide purchases:
   1999                                                   $    15,290       $    24,766
   1998                                                   $    21,600       $    20,725
   1997                                                   $    34,477       $    11,537

Contingencies

The Partnership has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that there are meritorious defenses against these contingencies and that the probable resolution of such contingencies will not have a material adverse effect on the financial position or results of operations of the Partnership.

NOTE 7 - ALTURA ENERGY LTD. SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

The following information is being provided as supplemental information in accordance with certain provisions of SFAS No. 69, Disclosures about Oil and Gas Producing Activities.

Costs Incurred

Development costs include the costs of drilling and equipping development wells, capitalized carbon dioxide, and certain other injected materials for enhanced recovery projects and facilities to extract, treat, gather and store oil and gas. Development costs include administrative expenses and depreciation applicable to support equipment associated with these activities. Costs incurred in development activities were $65,627, $52,418 and $170,856 in 1999, 1998 and 1997, respectively.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - ALTURA ENERGY LTD. SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED) (CONTINUED)

Proved Reserves

The following table sets forth the net proved reserves of the Partnership as of December 31, 1999, 1998 and 1997, respectively, and the changes therein for the years then ended. The reserve information was provided by the Partnership's engineers. All of the Partnership's oil and natural gas producing activities are located in the United States.

                                                                              Oil              Gas
                                                                            (MBBLS)           (MMCF)
                                                                       ------------------------------------
Balance at December 31, 1996                                                  991,924(1)       494,405
   Production                                                                 (44,400)         (30,600)
   Revisions                                                                  (11,072)          (8,843)
   Improved recovery                                                            2,943            2,104
   Purchases (sales) - net                                                     (1,195)         (10,566)
-----------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                                                  938,200(1)        446,500
   Production                                                                 (44,500)         (52,300)
   Revisions                                                                 (138,103)           2,532
   Improved recovery                                                           45,434           (3,994)
   Purchases (sales) - net                                                    (21,982)         (66,484)
-----------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                                                  779,049(1)        326,254
   Production                                                                 (44,017)         (35,792)
   Revisions                                                                   51,886          138,251
   Improved recovery                                                           70,557           14,745
   Purchases (sales) - net                                                      3,551           (4,074)
                                                                       ------------------------------------
Balance at December 31, 1999                                                  861,026(1)       439,384

Proved Developed 12/31/99                                                     719,720          363,957
Proved Developed 12/31/98                                                     693,100          296,800
Proved Developed 12/31/97                                                     796,851          365,318

(1) Excludes non-leasehold natural gas liquids production attributable to processing plants owned by the Partnership.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The information that follows has been developed pursuant to procedures prescribed by SFAS No. 69 and utilizes reserve and production data estimated by the Partnership's petroleum engineers. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - ALTURA ENERGY LTD. SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED) (CONTINUED)

The estimated discounted future net cash flows from estimated proved reserves are based on prices and costs as of the date of the estimate unless such prices or costs are contractually determined at such date. Oil and gas production revenues reflect the market prices of net production sold or transferred, with appropriate adjustments for royalties and other contractual provisions. Production costs are lifting costs incurred to operate and maintain productive wells and related equipment, including such costs as operating labor, repairs and maintenance, materials, supplies and fuel consumed. Also included in production costs are operating costs of field natural gas liquids plants. Production costs include related administrative expenses and depreciation applicable to support equipment associated with production activities. Actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations, and the impact of inflation on costs.

                                                                                 (In Thousands)
                                                                                  December 31,
                                                                             1999              1998
                                                                       ------------------------------------
Future cash flows                                                        $    21,154,000  $     7,735,000

Future production costs                                                        5,710,000        5,039,000
Future development costs                                                         655,000          734,000
                                                                       ------------------------------------
Future net cash flows                                                         14,789,000        1,962,000
Discount to present value at 10% per annum                                     8,742,000        1,302,000

                                                                       ------------------------------------
Standardized measure of discounted future net cash flows                 $     6,047,000  $       660,000
                                                                       ====================================

                               ALTURA ENERGY LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - ALTURA ENERGY LTD. SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED) (CONTINUED)

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the principal changes in standardized measure of discounted future net cash flows for the year ended December 31 are as follows (in thousands):

                                                                  1999             1998              1997
                                                           ------------------------------------------------------
Balance at the beginning of the year                         $       660,000   $     2,331,000  $     5,773,000

Sales of oil and gas, net of production costs                       (522,000)         (405,000)        (528,000)
Changes in prices and production costs                             5,127,000        (1,237,000)      (2,308,000)
Revision of previous quantity estimates                             (275,000)           11,000         (408,000)
Current year discoveries, extension and
   improved recovery                                                 545,000          (300,000)          12,000
Development costs incurred during the period                          52,000            52,000          171,000
Accretion of discount                                                 66,000           233,000          577,000
Other                                                                394,000           (25,000)        (958,000)
                                                           ------------------------------------------------------
Net change                                                         5,387,000        (1,671,000)      (3,442,000)
                                                           ------------------------------------------------------
Balance at December 31, 1999                                 $     6,047,000   $       660,000  $     2,331,000
                                                           ======================================================

                                       19